EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100179 on Form S-8 of our report dated June 12, 2019, relating to the financial statements and supplemental schedule of Northrop Grumman Financial Security and Savings Program, appearing in this Annual Report on Form 11-K of Northrop Grumman Financial Security and Savings Program for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP
McLean, Virginia
June 12, 2019